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                                                                Exhibit h(2)(v)

                              THIRD AMENDMENT TO
                       ADMINISTRATIVE SERVICES AGREEMENT

   This Amendment made as of July 1, 2007, by and between IXIS Asset Management Advisors, L.P. ("IXIS Advisors"), IXIS Advisor Funds Trust I, IXIS Advisor Funds Trust II, IXIS Advisor Funds Trust III, IXIS Advisor Funds Trust IV, IXIS Advisor Cash Management Trust, Loomis Sayles Funds I and Loomis Sayles Funds II (collectively, the "Trusts").

   WHEREAS, IXIS Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005 (the "Agreement"), governing the terms and conditions under which IXIS Advisors provides certain administrative services to the series of the Trusts; and

   WHEREAS, IXIS Advisors and the Trusts desire to amend Section 3(a) of the Agreement to implement a new breakpoint in the fee schedule and clarify the provision regarding fees for new funds; and

   WHEREAS, IXIS Advisors and the Trusts desire to amend Schedule B of the Agreement to more accurately reflect the services currently provided by IXIS Advisors to the Trusts.

   NOW THEREFORE, in consideration of the premises and covenants contained herein, IXIS Advisors and the Trusts hereby agree as follows:

1. a. The fee schedule, which appears in Section 3 (a)(2) of the Agreement, is amended and restated as follows:

                                      Annualized Fee Rate
Average Daily Net Assets       As a % of Average Daily Net Assets
------------------------       ----------------------------------
$0 - $ 5 billion..............               0.0675%
Next $ 5 billion..............               0.0625%
Over $ 10 billion.............               0.0500%
Over $ 30 billion.............               0.0450%

    b. Section 3(a)(3) is amended and restated as follows:

   In addition, each fund for the first twelve months of its operation is subject to an administration fee consisting of a new fund base fee of $50,000 plus $12,500 per class (if multiple classes) and an additional $50,000 fee for each multi-manager fund. The parties understand and agree that the annual minimum set forth in paragraph (3)(a)(1) above will be reviewed annually and the parties will agree to an appropriate adjustment taking into consideration new funds added and funds liquidated or merged out of existence during the year.

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2. Schedule B of the Agreement is deleted in its entirety and replaced with
   Schedule B attached hereto.

3. Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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   IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

IXIS ASSET MANAGEMENT ADVISORS, L.P.

By IXIS Asset Management Distribution Corporation, its general partner


By: /s/ John T. Hailer
    --------------------------
    John T. Hailer, Executive
    Vice President

IXIS ADVISOR FUNDS TRUST I
IXIS ADVISOR FUNDS TRUST II
IXIS ADVISOR FUNDS TRUST III
IXIS ADVISOR FUNDS TRUST IV
IXIS ADVISOR CASH MANAGEMENT TRUST
LOOMIS SAYLES FUNDS II


By: /s/ John T. Hailer
    --------------------------
    John T. Hailer, President

LOOMIS SAYLES FUNDS I

By: /s/ John T. Hailer
    --------------------------
    John T. Hailer, Executive
    Vice President

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                                                                     Schedule B

                       Description of Services Provided
                              Dated: July 1, 2007

IXIS Advisors shall perform or arrange for the performance of the following administration and clerical service:

Corporate Secretarial Services

    1. provide Secretary and Assistant Secretaries for the Trusts and other officers as requested;

    2. maintain general corporate calendar, tracking all legal and regulatory compliance through annual cycles;

    3. prepare Board materials for quarterly Board meetings and Board committee meetings, including agenda and background materials for annual review of advisory and distribution fees, presentation of issues to the Board, prepare minutes and follow-up on matters raised at meetings;

    4. maintain charter documents for the Trusts;

    5. prepare organizational Board meeting materials for new Funds;

    6. draft contracts, assisting in negotiation and planning, as appropriate, for example advisory, distribution and selling agreements, transfer agency and custodian agreements, 12b-1 and shareholder servicing plans and related agreements and various other agreements and amendments;

    7. prepare and file proxy solicitation materials, oversee solicitation and tabulation efforts, conduct shareholder meetings and provide legal presence at meetings;

Registration and Disclosure Assistance Services

    8. prepare and file amendments to the Funds' registration statement, including updating prospectuses and SAIs;

    9. prepare and file prospectus and SAI supplements, as needed;

    10. prepare and file other regulatory documents, including Form N-CSR, Form N-SAR, Form N-Q, Rule 24f-2 Notices, Form N-PX;

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    11. establish and maintain a disclosure controls and procedures program to assist in the funds' officers certification under the Sarbanes-Oxley Act of 2002;

    12. obtain and file fidelity bonds and monitor compliance with Rule 17g-1 and Rule 17d-1(7) under the 1940 Act;

    13. obtain and monitor directors' and officers' errors and omissions policies and Independent Trustees excess errors and omissions insurance policy;

    14. prepare and file shareholder meeting materials and assist with all shareholder communications;

    15. coordinate and monitor state Blue Sky qualification through an experienced vendor partner;

Rule 38a-1 Compliance Services

    16. provide the Trusts' Chief Compliance Officer and other necessary staff to administer the Trusts' Compliance Program required by Rule 38a-1 under the Investment Company Act of 1940;

Legal Consulting and Planning Services

    17. provide general legal advice on matters relating to portfolio management, Fund operations, mutual fund sales, development of advertising materials, changing or improving prospectus disclosure, and any potential changes in each Fund's investment policies, operations, or structure;

    18. communicate significant emerging regulatory and legislative developments to the Advisor, the Trusts and the Board and provide related planning assistance;

    19. develop or assist in developing guidelines and procedures to improve overall compliance by the Trusts and Funds;

    20. provide advice with regard to litigation matters, routine fund examinations and investigations by regulatory agencies;

    21. provide advice regarding long-term planning for the Funds, including creation of new funds or portfolios, corporate structural changes, mergers, acquisitions, and other asset gathering plans including new distribution methods;

    22. maintain effective communications with fund counsel and counsel to the independent Trustees, if any;

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    23. create and implement timing and responsibility system for outside legal counsel when necessary to implement major projects and the legal management of such projects;

    24. monitor activities and billing practices of counsel performing services for the Funds or in connection with related fund activities;

    25. provide consultation and advice for resolving compliance questions along with the Advisor, its counsel, the Trusts and fund counsel;

    26. provide active involvement with the management of SEC and other regulatory examinations;

    27. maintain the Trusts' Code of Ethics and monitor compliance of personnel;

    28. maintain the Trusts' Sarbanes-Oxley Code of Ethics and monitor compliance of personnel;

    29. maintain procedures to assist the Trusts' in complying with attorney conduct rules of Sarbanes-Oxley Act of 2002

Transfer Agent Monitoring Services

    30. oversight responsibility of the statement output vendor to ensure that the content of confirmations, statements, annual and semi-annual reports, disclosure statements and shareholder administrative communications conform to regulatory requirements and are distributed within the mandated time frames;

    31. oversight of transfer agent activity in order to evaluate the status of regulatory compliance, protect the integrity of the funds and shareholders, search for systemic weaknesses, and examine for potential liability and fraud;

    32. assist in the monitoring and review of the transfer agency anti-money laundering program to assist in the Funds' compliance with the requirements of the USA PATRIOT Act;

    33. oversight of the transfer agency with respect to customer and other complaints to determine liability, facilitate resolution and promote equitable treatment of all parties;

    34. consult with transfer agent and other staff regarding prospectus and SAI provisions and requirements, distribution issues including payment programs, sub-transfer agent arrangements and other regulatory issues;

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Treasury Financial Services

    35. provide Treasurer and Assistant Treasurers for the Trusts and other officers as requested;

    36. generate portfolio schedules utilizing the Funds' custodian system;

    37. create financial statements and financial highlight tables;

    38. establish and maintain internal controls over financial reporting;

    39. maintain and update the notes to the financials;

    40. coordinate with external auditors for annual audit;

    41. review financial statements for completeness, accuracy and appropriate disclosures;

    42. coordinate ROCSOP adjustments with auditors;

    43. determine and monitor expense accrual for each fund;

    44. verify management and 12b-1 fees calculated by the Funds' custodian;

    45. review fund waivers and deferrals;

    46. calculate total returns for each fund and respective classes using the Fundstation system;

    47. oversee and review custodial bank services including maintenance of books and records;

    48. provide service bureaus with funds statistical information;

    49. oversee the determination and publication of the Funds' net asset values;

    50. review the calculation, submit for approval by an officer of the Funds', and arrange for the payment of the Funds' expenses;

    51. oversee and review the calculation of fees paid to the Funds' service providers, including, as applicable, the Funds' investment advisers and sub-advisers, custodian, transfer agent and distributor and submit to an officer for Funds' approval;

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Treasury Regulatory Services

    52. prepare and file annual and semi-annual N-CSR and N-SAR forms with the SEC;

    53. coordinate pre-approval of audit related services;

    54. coordinate Japanese Ministry of Finance and SRS filings;

    55. provide Trustees with condensed portfolio information;

    56. review securities lending activity;

    57. review pricing errors;

    58. review fair value pricing;

    59. review stale pricing;

    60. review collateral segregation;

    61. provide weekly summaries of pricing overrides to management;

    62. provide a review of expense caps and management fee waivers to management;

    63. review short sales;

    64. review derivatives positions;

    65. review brokerage commissions;

    66. review dividends and capital gain distributions;

Treasury Tax Services

    67. provide annual tax information (Form 1099) for each fund or class of shares to shareholders and transfer agents;

    68. calculate distribution of capital gains, income and spill back requirements;

    69. provide estimates of capital gains;

    70. provide 1099 information to vendors;

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    71. provide service bureaus, brokers and various parties with tax information notices;

    72. prepare excise tax returns;

    73. prepare income tax returns;

    74. prepare tax identification number filings;

    75. perform IRS sub-Chapter M testing for 25% diversification (monthly), 50% diversification (monthly), 90% gross income (monthly), 90% income distribution requirement (annually), and 98% excise distribution requirement (annually);

Treasury Compliance Services

    76. perform oversight review to ensure investment manager compliance with investment policies and limitations;

    77. obtain and review investment manager certification on adhering to all investment policies, restrictions and guidelines;

    78. monitor SEC diversification with 75% diversification test and
        Section 12 diversification test;

    79. periodically review designated collateral on all fund derivative and delayed delivery positions;

Treasury Special Services

    80. administer review of securities lending with lending agent(s);

    81. ensure periodic review of Funds for opportunities with lending and review of current income levels;

    82. establish opportunities with investment manager and brokers for directed commission programs;

    83. coordinate new-market registrations with advisors and sub-advisors;

    84. monitor line of credit arrangement and payment of commitment fees;

    85. maintain Trustee payments and monitor deferred compensation arrangements;

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    86.provide Trustees and vendors with Form 1099 information;

    87.generate expense proformas for new products;

    88.negotiate with vendors to ensure new products are brought in at the lowest costs;

    89.ensure all aspects of new products are operationally ready.